FULTON FINANCIAL CORPORATION CODE OF CONDUCT

TABLE OF CONTENTS 98148.2 1 © 2023 Fulton Financial Corporation A MESSAGE FROM CURT MYERS ........................................................................................................................... 3 OUR PURPOSE ............................................................................................................................................................ 4 OUR VALUES AND GUIDING BEHAVIORS .............................................................................................................. 4 INTRODUCTION TO FULTON’S CODE OF CONDUCT: WE DO WHAT IS RIGHT ................................................ 5 WHO CAN I ASK? ........................................................................................................................................................ 5 PART 1 .....................................................................................................................................................................6 WE DO WHAT IS RIGHT: WE CONDUCT OURSELVES AND OUR BUSINESS WITH HONESTY, INTEGRITY AND ACCOUNTABILITY AND WE COMPLY WITH ALL LAWS AND REGULATIONS .........................................6 (A) MAINTAINING FINANCIAL ACCOUNTABILITY AND INTERNAL CONTROLS .....................................................................6 (B) BEING TRUTHFUL AND TRANSPARENT WITH REGULATORS .........................................................................................6 (C) GUARDING THE INTEGRITY OF ACCOUNTING AND FINANCIAL INFORMATION ...........................................................6 (D) LENDING WITHIN AUTHORIZATION LIMITS .......................................................................................................................6 (E) PROVIDING ADVICE TO CUSTOMERS ...............................................................................................................................6 (F) PREVENTING MONEY LAUNDERING AND TRANSACTION STRUCTURING ...................................................................6 (G) MAINTAINING HONEST, ACCURATE AND COMPLETE RECORDS .................................................................................7 (H) COMPLYING WITH ANTITRUST LAWS AND DEALING FAIRLY WITH OTHERS ...............................................................7 (I) COMPLYING WITH THE FOREIGN CORRUPT PRACTICES ACT AND THE BANK BRIBERY LAW ...................................7 (J) PROMOTING RESPONSIBLE CUSTOMER-CENTERED SALES PRACTICES ...................................................................8 (K) USING SOCIAL MEDIA FOR BUSINESS RELATED PURPOSES IN A RESPONSIBLE AND COMPLIANT MANNER ........8 PART 2 ........................................................................................................................................................................... 9 WE DO WHAT IS RIGHT: WE SAFEGUARD INFORMATION AND PROPERTY ENTRUSTED TO US ...............9 (A) PROTECTING OUR CUSTOMERS’ INFORMATION ............................................................................................................9 (B) SAFEGUARDING FULTON’S CONFIDENTIAL INFORMATION ...........................................................................................9 (C) RESPECTING FULTON’S PHYSICAL AND INTELLECTUAL PROPERTY ..........................................................................10 (D) COMPLYING WITH SECURITIES LAWS REGARDING INSIDER TRADING.......................................................................10 PART 3 ........................................................................................................................................................................... 11 WE DO WHAT IS RIGHT: WE AVOID CONFLICTS OF INTEREST .......................................................................11 (A) IDENTIFYING AND AVOIDING REAL, POTENTIAL OR EVEN THE APPEARANCES OF CONFLICTS OF INTEREST ....11 (B) BUSINESS ENTERTAINMENT ..............................................................................................................................................12 (C) GIVING AND ACCEPTING GIFTS. ........................................................................................................................................12 (D) CONTRIBUTING TO POLITICAL CAUSES OR CANDIDATES OR POLITICAL OFFICE. ....................................................13 (E) PURCHASING REAL OR PERSONAL PROPERTY FROM FULTON ..................................................................................13 PART 4 .......................................................................................................................................................................... 14 WE DO WHAT IS RIGHT: WE RESPECT ALL PEOPLE IN OUR WORKPLACE ..................................................14 (A) CREATING A DIVERSE AND INCLUSIVE WORKPLACE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .14 (B) COMMUNICATING IN A RESPECTFUL MANNER. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .14 (C) MAINTAINING WORKPLACE SAFETY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .14

TABLE OF CONTENTS 98148.2 2 © 2023 Fulton Financial Corporation PART 5 ............................................................................................................................................................................15 WE DO WHAT IS RIGHT: WE ARE MINDFUL OF OUR OUTSIDE ACTIVITIES ......................................................15 (A) REFRAINING FROM OUTSIDE EMPLOYMENT THAT INTERFERES WITH YOUR WORK FOR FULTON ........................ 15 (B) SERVICE ON FOR-PROFIT BOARDS .................................................................................................................................. 15 (C) SERVICE ON NOT-FOR-PROFIT BOARDS .......................................................................................................................... 15 (D) RUNNING FOR POLITICAL OFFICE AND POLITICAL ACTIVITIES ..................................................................................... 15 (E) CONDUCTING OUTSIDE ACTIVITIES (DIRECTORS) ......................................................................................................... 16 (F) PARTICIPATING IN COMMUNITY, CHARITABLE AND OTHER CIVIC ACTIVITIES. ............................................................ 16 (G) MANAGING PERSONAL FINANCES PROPERLY ................................................................................................................ 16 (H) FIDUCIARY RELATIONSHIPS ............................................................................................................................................... 16 PART 6 ............................................................................................................................................................................17 WE DO WHAT IS RIGHT: WE ADMINISTER AND ENFORCE OUR CODE WITH OBJECTIVITY AND FAIRNESS AND IN COMPLIANCE WITH ALL LAWS ............................................................................................ 17 (A) REPORTING ACTUAL OR SUSPECTED CODE VIOLATIONS ............................................................................................. 17 (B) ENSURING AGAINST RETALIATION ..................................................................................................................................... 17 (C) COOPERATING IN INVESTIGATIONS OF ACTUAL OR SUSPECTED CODE VIOLATIONS ............................................. 17 (D) RESOLVING ACTUAL OR SUSPECTED CODE VIOLATIONS AFTER CAREFUL REVIEW OF THE FACTS AND NECESSARY CONSULTATION .............................................................................................................................. ........18 (E) CONTINUALLY ASSESSING OUR ADHERENCE TO OUR CODE STANDARDS ................................................................ 18 (F) PROPERLY DISCLOSING THE EXISTENCE OF OUR CODE AND ANY AMENDMENTS AND WAIVERS AS REQUIRED BY LAW ........................................................................................................................................................ .......18 1. Annual disclosure of our Code ............................................................................................................................................ 18 2. Amending our Code ............................................................................................................................................................ 18 3. Waivers of our Code for certain executive officers and directors of Fulton......................................................................... 18

I am pleased to share Fulton Financial Corporation’s Code of Conduct (our Code). This important document outlines the “do’s and don’ts” of conducting business at our company. It provides a framework to help all of us make decisions about how to handle a variety of situations. Our Code also helps us to be certain that we understand the legal and ethical implications of the decisions we make every day. I encourage you to read through our Code to be sure you understand how it applies to you, and to check with your manager or supervisor if any part of our Code is unclear to you. Our Code is supported by Our Purpose and Our Values and Guiding Behaviors detailed below. Together, they demonstrate what we stand for and how we interact with each other. These statements drive our focus and guide us in creating a better experience for each of us, our co-workers, and our customers. Our Code, Purpose, Values and Guiding Behaviors are to be followed, every day, by our management team, our board of directors, and all employees throughout the company. Thank you for doing your part to ensure that Fulton Financial Corporation operates as an honest, open and highly ethical financial institution! A MESSAGE FROM OUR LEADER 98148.2 3 © 2023 Fulton Financial Corporation Curtis J. Myers Chairman, CEO and President Fulton Financial Corporation

OUR PURPOSE AND OUR VALUES & GUIDING BEHAVIORS 98148.2 4 © 2023 Fulton Financial Corporation OUR PURPOSE We change lives for the better. CHANGE VALUE We innovate by continuous learning and improving with a spirit of curiosity. COLLABORATIVE VALUE We work together. We win together. CUSTOMER VALUE We Care, Listen, Understand, and Deliver. ETHICS & INTEGRITY VALUE We do what is right. PERFORMANCE VALUE We are driven to out-perform our competitors. I own my results. ORGANIZATIONAL HEALTH VALUE We bring positive energy to all we do. GUIDING BEHAVIORS: • We look for new ways to reach our goals • We encourage each other to share individual perspectives on topics • We strive for continual learning GUIDING BEHAVIORS: • We create trusting, respectful relationships • We challenge each other to be the best • We work toward a common goal GUIDING BEHAVIORS: • We understand and anticipate the future needs of our customer • We consider the impact of decisions on customers • We deliver an exceptional experience GUIDING BEHAVIORS: • We demonstrate the highest professional and ethical standards • We deliver on commitments • We are honest with people GUIDING BEHAVIORS: • We know and understand our objectives • We live our values while we deliver results • We provide and accept feedback • We do what needs to be done – even when it is hard GUIDING BEHAVIORS: • We are purpose driven and passionate • We recognize and celebrate effort and accomplishment • We support one another • We support and foster Diversity, Equity and Inclusion in our workplace.

INTRODUCTION TO FULTON’S CODE OF CONDUCT: WE DO WHAT IS RIGHT 98148.2 5 © 2023 Fulton Financial Corporation Our core values and guiding behaviors require all of us to demonstrate the highest professional and ethical standards in all of our business activities. Our Code sets the professional and ethical standards for our conduct as employees and directors of Fulton1. Some of the standards set forth in our Code are required by law. Some are necessary to protect the interests of Fulton. Some are included simply because they represent what is right. All of these standards represent Fulton’s uncompromising commitment to ethical conduct and integrity in all of our business activities2. Our Code is not intended to address every possible ethical issue that may arise in our daily business activities. It is a set of standards that guides our conduct. Fulton’s policies inform and provide further guidance regarding many of the standards in our Code. Some of these policies are referenced in our Code. You are responsible for reading and understanding our Code as well as Fulton’s policies that inform our Code. In addition, you are responsible for carefully considering them as they apply to all of your business and personal activities. A violation of our Code provides a basis for disciplinary action up to and including termination of employment or termination of service as a director. A violation of our Code may also subject you to legal action. 1“Fulton” refers to Fulton Financial Corporation and each of its subsidiary and affiliate entities. 2Our Code is not intended to, should not be interpreted as, and will not be enforced to discourage, prohibit or interfere with any employee’s rights under federal or state laws, including rights under any whistleblower protections under federal or state law and rights under the National Labor Relations Act, such as discussions regarding wages, hours and other terms and conditions of employment and other protected, concerted activity. Our Code does not create a contract of employment between you and Fulton. Your employment remains “at-will,” meaning you or Fulton may terminate the employment relationship at any time. Q: What if I don’t know what the right thing to do is? Who can I ask? A: If you have questions about our Code or any Fulton policy, or you are unsure about what is the “right” thing to do in any situation, you should ask your supervisor or your manager or you may seek guidance from the Human Resources Department or Legal Department. You may also contact Fulton’s ethics hotline, EthicsPoint. EthicsPoint is operated and managed by an independent company and is accessible 24 hours a day. EthicsPoint allows you to report actual, potential, or suspected violations of the Code anonymously, if you wish. Whether or not you give your name, the information you provide through EthicsPoint will be forwarded to Fulton’s Human Resources Department or the Fraud Risk Management Department for investigation and review as appropriate. HUMAN RESOURCES DEPARTMENT - hremployeeservices@fultonbank.com, 717.291.2608 LEGAL DEPARTMENT - legal@fultonbank.com, 717.824.8480 WHO CAN I ASK?

PART 1 98148.2 6 © 2023 Fulton Financial Corporation PART 1 WE DO WHAT IS RIGHT: We Conduct Ourselves and Our Business with Honesty, Integrity and Accountability and We Comply with All Laws and Regulations (a) Maintaining financial accountability and internal controls Fulton has numerous internal controls, policies and procedures. You are expected to be familiar with and to operate within these established controls, policies and procedures. Fulton is subject to periodic internal audits, reviews and investigations that evaluate, among other things, the adequacy of internal controls, policies and procedures. When you are involved in these periodic assessments, including assessments conducted by external parties hired by Fulton, you must provide accurate and complete information, fully cooperate with the auditors, reviewers and/or investigators and respond to inquiries with complete candor and full transparency. (b) Being truthful and transparent with regulators Regulatory agencies regularly examine Fulton’s compliance with banking regulations and other applicable laws and regulations. When interacting with examiners, you must be honest and responsive and you must not knowingly provide information that is false, misleading or materially incomplete or that could lead to mistrust by our regulators. (c) Guarding the integrity of accounting and financial information Fulton maintains the highest standards in preparing the accounting and financial information disclosed to the public. Fulton is committed to providing full, fair, accurate, timely, and understandable disclosure in reports and documents that it files with or submits to the Securities and Exchange Commission (“SEC”) and other government regulators as well as in its other public communications. You must never issue or permit to be issued information that is false, misleading or materially incomplete or could lead to mistrust by the public, our customers or our stockholders. You are required to accurately compile and properly classify accounting entries and maintain all financial records in accordance with applicable law. (d) Lending within authorization limits You may not lend beyond your approved lending limit or in a manner that is contrary to established procedures without first obtaining written authorization to do so. Doing so is a willful misapplication of funds, a violation of our Code and potentially a federal crime. (e) Providing advice to customers From time to time, you may be asked by customers to offer opinions on legal, accounting or tax matters. You may not offer legal, accounting or tax advice to customers. If you are uncertain about the nature of the advice being sought in any particular instance, you should ask your supervisor or manager or you should contact the Human Resources Department or the Legal Department for guidance. (f) Preventing money laundering and transaction structuring Money laundering is the attempt to conceal the ownership or source of funds from the government through the use of financial transactions. Fulton will not permit, or be associated with, this activity. Q: Where can I find the internal control policies and procedures that apply to my job? A: Your first resource to this information is your supervisor or manager. Most internal control policies and procedures are available on The HUB.

PART 1 98148.2 7 © 2023 Fulton Financial Corporation Q: I was opening a new account for an existing customer. I forgot to have the customer initial in one place on the application. The customer has already left the bank. I did not want to inconvenience the customer by making the customer come back to the bank for one simple initial, so I wrote in the customer’s initials. The customer had signed and initialed everywhere else and it really was not an important part of the application. I thought I was doing the customer a favor. Now I am second guessing whether I did the right thing. What should I do? A: Your desire not to inconvenience the customer was well intended. However your action was dishonest, an intentional falsification of a financial record and contrary to our Code. You should immediately report your action to your manager so that necessary action can be taken to correct the financial record. If you are uncomfortable going to your manager, you may report your action to your Human Resources Business Partner (HRBP) or another member of the Human Resources Department. Q: Adrien is a commercial loan processor who works remotely from home. He punches in on Fulton’s time and attendance system each work- day at 8:30a.m. On Tuesdays and Thursdays Adrien drives his elderly grandmother to an elder care center for afternoon activities. Adrien drops her off at around 2:00p.m. and picks her up at 4:00p.m. A round trip to the elder care center usually takes about 35 minutes. Adrien does not punch out/punch in when he makes these trips. He “makes up the time” by punching out at 5:00p.m. but continuing to do work until 6:00p.m. Adrien believes that this is the right thing to do to make up for the time he spends driving his grandmother to and from elder care two days a week. Is Adrien correct? A: While Adrien’s intentions may be good, he is not maintaining honest and accurate records of his time worked. All non-exempt (hourly) employees are required to keep accurate records of all time worked by punching in each time they begin work and punching out each time they intend to stop work for 30 minutes or more. On days Adrien takes his grandmother to elder care, he should be punching out each time he takes his grandmother to elder care and picks her up from elder care and punching in when he returns. He should be punching out at 6:00p.m. when he finishes work. Fulton has robust policies and procedures in place to identify and investigate suspicious activities and transactions for the express purpose of preventing, identifying and reporting possible attempts to launder money. Please refer to Fulton’s Bank Secrecy Act/Anti-Money Laundering/Office Foreign Assets Control Policy. You are required to follow this policy and to immediately report all attempts to launder money or structure a transaction, as well as all unusual activities. Any employee or director who knowingly or willfully launders money or attempts or assists someone in laundering money (including structuring a transaction to avoid the currency reporting requirements of the Bank Secrecy Act), violates our Code and federal law and is subject to termination of employment, and fines, imprisonment, or both. (g) Maintaining honest, accurate and complete records You are responsible for maintaining honest, accurate and complete records. Falsification of any Fulton record, financial or otherwise, is unacceptable and may be a violation of our Code. Further, anyone who embezzles, steals, or misappropriates any monies violates our Code and is subject to termination of employment and fines, imprisonment, or both. Fulton may prosecute and seek restitution in such cases. (h) Complying with antitrust laws and dealing fairly with others Fulton vigorously competes with other companies for customers. However, Fulton will not seek to gain a competitive advantage through unethical or illegal business practices. Fulton adheres to all antitrust and competition laws. You are expected to deal fairly with co-workers, directors, customers, vendors, competitors and related parties. You may not take unfair advantage of another person, vendor, or competitor through manipulation, concealment, abuse of privileged information, misrepresentation of material facts, or by any other intentional unfair-dealing or deceptive practice. (i) Complying with the Foreign Corrupt Practices Act and the Bank Bribery Law The Foreign Corrupt Practices Act (“FCPA”) prohibits Fulton or any Fulton employee, director, stockholder or agent of Fulton from making payments to foreign government officials to assist in obtaining or retaining business. In accordance with the Bank Bribery Law, you may not solicit for yourself or any third party anything of value in return for any business or services of Fulton or accept anything of value (other than bona fide salary, wages or other bone fide compensation) from anyone in connection with the business of Fulton. Exceptions to the general prohibition on giving/accepting things of value in connection with the business of Fulton include: • Gifts, gratuities, amenities or favors based on obvious family or personal relationships where circumstances make clear that the motivation and purpose for the giving/receiving of the gift is personal rather than business related; • Meals, entertainment, travel arrangements and/or accommodations, and gifts of reasonable value. Please refer to Part 3(b) and (c) of our Code. You must report immediately any actual, potential or suspected bribery or FCPA violations to the Human Resources Department or the Legal Department or you may file a report on EthicsPoint.

PART 1 98148.2 8 © 2023 Fulton Financial Corporation (j) Promoting responsible customer-centered sales practices Fulton provides financial products and services to consumers based on the consumers’ needs and qualifications. Fulton endeavors to ensure that consumers are able to make fully informed decisions to enroll in Fulton products and services free from force or pressure to do so. To that end, you must comply with Fulton’s Unfair Deceptive or Abusive Acts or Practices Policy and otherwise refrain from acting in a manner that is contrary to consumers’ interests for personal or corporate gain. Further, Fulton works to ensure that all consumer products are free from discriminatory effect, and offered and provided in a non-discriminatory manner. (k) Using social media for business related purposes in a responsible and compliant manner Laws and regulations, as well as internal policies and procedures, govern our business activities conducted in writing, in person, or electronically apply with equal force to business activities conducted through personal social media accounts. If you wish to use your personal social media accounts to share business-related information, you must abide by Fulton’s Employee Social Media Guidelines. “We treat consumers fairly, refrain from engaging in unethical or illegal sales practices, provide clear and complete communications regarding products and services and are responsive to customer concerns…” Non-lending consumer products found to have a discriminatory effect on protected classes may be deemed “unfair” under UDAAP.

PART 2 98148.2 9 © 2023 Fulton Financial Corporation Protecting and Safeguarding Confidential Information While Working Remotely Working remotely creates new risks of inadvertent disclosure of customer information and non-public proprietary information. To reduce the risk of inadvertent disclosure: DO establish a place to work in your home that is away from or not readily visible to others in your home. DO practice “clean desk” hygiene by putting away Fulton documents and information when you are not working. DO lock your computer when you are not seated at your computer, even for short periods of time if there are others in your home while you are working. DO NOT send Fulton documents to your personal email address. All Fulton documents and information should remain within the Fulton fire wall at all times. DO NOT conduct business calls where others can overhear the conversation. PART 2 WE DO WHAT IS RIGHT: We Safeguard Information and Property Entrusted to Us (a) Protecting our customers’ information One of Fulton’s most important legal and corporate responsibilities is to maintain the trust placed in us by our customers. You must safeguard customer information, whether obtained from our customers, those with whom Fulton does business or from sources within Fulton. You may use customer information only for proper business and customer purposes. Unauthorized use or disclosure of customer information may expose Fulton to legal consequences and harm Fulton’s reputation. Customer information includes: Name, address, phone number, email address, social security number, account number, transactions/transaction history, and credit information. (b) Safeguarding Fulton’s confidential information3 For many of us, it is a necessary part of our jobs to create, have access to and utilize Fulton’s confidential and non-public proprietary information. Confidential and non-public proprietary information is information about our customers, prospective customers, suppliers or shareholders. It also is information about the development of systems, processes, products, know-how and technology, business methods and strategies, marketing methods, systems and software as well as information regarding Fulton’s accounts, loans, sales and financial condition. This information can take many different forms. It can be oral, written or electronic. It can be information contained in a report or correspondence with a regulator (Confidential Supervisory Information) shared in a meeting, in a memo, on a computer screen, in a database, in an email or other electronic format. Each of us must take care in what we say, to whom and where we say it; about how we treat memos, files and reports; and about safeguarding information on our computer displays or in other data stores (electronic or otherwise). In many cases, state and federal laws and regulations prohibit even inadvertent or unintentional disclosure of such confidential and/or non-public proprietary information. In other cases, disclosure of Fulton’s confidential and/or non-public proprietary information could cause significant harm to Fulton. Confidential and non-public proprietary information available to one affiliate, department, employee or director of Fulton should only be communicated to other affiliates, departments, employees or directors who have a legitimate need to know such information for a business purpose. Accordingly, you may not disclose Fulton’s confidential and non-public proprietary information to anyone, including family members, friends, acquaintances or even other employees, other than those individuals inside or outside Fulton who have a legitimate need to know such information for a legitimate business purpose or when authorized or required by law. Unauthorized disclosure or improper use of Fulton’s confidential and non-public proprietary information is a violation of our Code. If you are not sure whether certain information is confidential non-public proprietary information, or whether disclosure of such information is permissible, it is your responsibility to ask your supervisor, manager, the Human Resources Department or the Legal Department for guidance. Confidential Information includes, but is not limited to, the following: • Information marked as “confidential” or similarly marked or information that the recipient should, in the exercise of reasonable judgment, recognize as confidential • All trade secrets • All marketing materials, proposals and presentations, objectives and promotions • Financial results, analysis or projections • Technology and systems and technological developments • All compliance and regulatory information • Any and all information of or about customers or prospective customers of any nature whatsoever • All notes, memoranda, analyses, compilations, working papers, presentations, studies and other strategic documents • All information regarding accounts, loans, sales and/or any other financial information 3Nothing in the Code of Conduct shall limit employees’ rights under applicable law to provide truthful information to any governmental entity or to file a charge with or participate in an investigation conducted by any governmental entity. Employees are hereby notified that the immunity provisions in Section 1833 of title 18 of the United States Code provide that an individual cannot be held criminally or civilly liable under any federal or state trade secret law for any disclosure of a trade secret that is made (1) in confidence to federal, state or local government officials, either directly or indirectly, or to an attorney, and is solely for the purpose of reporting or investigating a suspected violation of the law, (2) under seal in a complaint or other document filed in a lawsuit or other proceeding, or (3) to employee’s attorney in connection with a lawsuit for retaliation for reporting a suspected violation of law (and the trade secret may be used in the court proceedings for such lawsuit) as long as any document containing the trade secret is filed under seal and the trade secret is not disclosed except pursuant to court order.

PART 2 98148.2 10 © 2023 Fulton Financial Corporation (c) Respecting Fulton’s physical and intellectual property Fulton’s physical property including furnishings, facilities, equipment, supplies, customer lists, files, reference materials and reports, computer software, data processing systems, and databases is the property of Fulton. You may not use or remove any of Fulton’s physical property (originals or copies) from the possession of Fulton without proper authorization and without a proper purpose. All of us must respect all copyright and intellectual property laws relating to Fulton property. Fulton’s copyrighted and intellectual property includes Fulton’s name, logo, hashtags, brand, taglines and slogans. We also must respect the copyright and intellectual property of third parties, including vendors and former employers. (d) Complying with securities laws regarding insider trading All of us must adhere to Fulton’s Insider Trading Policy and Compliance Procedures. Material non-public information about Fulton that might be important to an investor in making a decision to buy, sell, or retain a security issued by Fulton is considered “Inside Information.” Examples of Inside Information include: annual or quarterly financial results; earnings projections; news of a major acquisition or sale of assets; changes in dividend policy, including plans to declare a stock split or dividend; stock repurchases; capital raising activities; impending bankruptcy or financial or liquidity problems; the departure of an executive officer or director; loan loss or recovery; and the occurrence of a cybersecurity incident or breach. Inside information can be positive or negative information. The use or disclosure of inside information can result in civil and criminal penalties under federal and state securities laws for involved individuals and Fulton. Accordingly, you may not use or disclose Inside Information. When in doubt about whether a particular piece of information might be Inside Information, you should consult the Legal Department. Inside Information may include: • Annual or quarterly financial results • Earnings projections • News of a major acquisition or sale of assets • Changes in dividend policy, including including plans to declare a stock split or dividend • Stock repurchases • Capital raising activities • Impending bankruptcy or financial or liquidity problems • The departure of an executive officer or director • Loan loss or recovery • The occurrence of a cybersecurity incident or breach

PART 3 98148.2 11 © 2023 Fulton Financial Corporation Q: I own stock in a publicly traded company that is also one of Fulton’s largest vendors. Is this a conflict of interest because I have an investment in a company that is a vendor of Fulton? A: No, as a general rule, it is not a conflict of interest to own stock in a company that is a vendor or customer of Fulton if the company’s stock is publicly traded. However, per Fulton’s Insider Trading Policy, a Fulton employee who knows of material non-public information about a customer or vendor of Fulton may not purchase or sell the company’s’ stock while the information remains non-public. Nor may the employee disclose the non-public information to any third person. Generally speaking, it would be a conflict of interest for a Fulton employee to invest directly in a company whose stock is not publicly traded (private company) and is a customer or vendor of Fulton if the employee is in a position to influence Fulton’s business relationship and/ or banking decisions regarding that customer or vendor. For example, it likely would be a conflict of interest for a Commercial Relationship Manager who is responsible for Fulton’s banking relationship with a private real estate development company to invest directly in that real estate development company. Employees who have opportunities to invest in a private business or company that is a Fulton customer or vendor should seek guidance from their manager or supervisor, the Legal Department, the Human Resources Department or file an EthicsPoint report asking for guidance on the matter before making any investment. PART 3 WE DO WHAT IS RIGHT: We Avoid Conflicts of Interest Fulton’s reputation for integrity is its most valuable asset. Your conduct could create, reinforce, or damage this valuable asset. You must manage your personal and business affairs in a manner that avoids situations that might lead to a conflict, or even the appearance of a conflict between you and your duty to Fulton, our customers or our shareholders. You must therefore never use your position for improper personal or private gain or to obtain improper benefits or favors for yourself, for family members4, or for any other persons or entities, including competitors, customers, or vendors. (a) Identifying and avoiding real, potential or even the appearances of conflicts of interest You are expected to carefully consider, recognize and avoid possible conflicts of interest situations; situations in which your personal interests or relationships interfere, might interfere, or appear to interfere, with your responsibilities to Fulton. Examples of real or potential conflicts of interest include: • Employment by a competitor, vendor, or customer; • Borrowing money from a vendor, customer or fellow employee; • Giving or receiving a referral fee, outside of Fulton’s approved recognition and rewards programs, in connection with Fulton business activities; • Giving or receiving an improper personal benefit in connection with your employment, such as accepting a gift that could reasonably be construed as an attempt to improperly influence you in connection with Fulton’s business activities or for the referral of business; • Occupying or assuming a fiduciary role for a customer or customer (unless the role is unrelated to your employment and is performed for a family member or based on a close personal relationship independent of your employment); • Investing in a privately held business that is a customer or vendor of Fulton; • Selling goods or services to Fulton; or • Receiving an inheritance from a customer or the customer’s family member (unless the customer is a family member). If you are not sure whether a situation is, could be, or could appear to be a conflict of interest, it is your responsibility to bring the situation to the attention of your supervisor, manager, the Human Resources Department or the Legal Department and to seek advice regarding whether the matter is a conflict of interest. 4 As used in this Code “family member” includes any child, spouse, grandchild, stepchild, parent, grandparent, sibling, mother-in-law, father-in-law, daughter-in-law, son-in-law, brother-in-law, sister-in-law, domestic partner or any person sharing your household (other than in the sole capacity of tenant or employee).

PART 3 98148.2 12 © 2023 Fulton Financial Corporation Q: Adele is a Talent Acquisition Advisor. Part of her job is working with outside recruiting firms to source applicants for Fulton. Sarah is the owner of one such outside recruiting firm. A little over a year ago Sarah sent Adele a very expensive designer silk scarf as a thank you for using Sarah’s recruiting firm for the first time. Adele politely informed Sarah that she could not accept the scarf because it would be a violation of Fulton’s Code. Sarah asked some questions about the restrictions on accepting gifts under Fulton’s Code. Adele provided the answers. Since that time, Adele has continued to use Sarah’s recruiting firm. Sarah has sent Adele a gift on every holiday, including holidays such as Presidents’ Day, Memorial Day, Labor Day, Martin Luther King Day and Columbus Day. While each of the gifts has been of reasonable value, Adele is unsure whether she can accept all of these gifts. Adele tells her supervisor about the gifts. Her supervisor tells Adele that accepting all of these gifts likely is a violation of our Code of Conduct. Is Adele’s supervisor correct? A: While accepting gifts of reasonable value “in connection with commonly recognized . . . holidays” is permitted under our Code, “ …care should be taken to avoid gifts that could reasonably be construed as attempts to improperly influence the recipient in connection with Fulton’s business activities.” Here, Sarah is giving Adele gifts on every holiday, including numerous holidays that are not traditionally “gift giving” holidays. This suggests that the gift is not “in connection” with the holidays, but rather to influence Adele to continue using Sarah’s recruiting firm. (b) Business Entertainment Entertaining or being entertained by customers or vendors is often a part of the business culture. You may accept or provide business meals, entertainment, (such as tickets to sporting events, cultural events or offers to golf outings), travel arrangements and/or accommodations from/to customers and/or vendors only if this is customary in your line of business, the cost is reasonable under the circumstances and the purpose of the meals, entertainment, travel arrangements and/ or accommodations is to hold bona fide business discussions or foster better business relations. In general, the value of meals, entertainment, travel arrangements and/or accommodations should not exceed the amount that Fulton would reimburse as an appropriate business expense. However, the giving or accepting of a sports or concert ticket or other offers of entertainment without the other party attending the event is not considered business entertainment and should be viewed as a gift subject to the rules and limitations herein. Meals, entertainment, travel arrangements and/or accommodations that fall outside of the above guidelines may be approved on a case-by-case basis by Fulton’s Chief Legal Officer on the basis of the requestor’s full written disclosure of all relevant facts. Additional restrictions or prohibitions may exist when meals, entertainment, travel arrangements and/or accommodations are provided for elected officials or the employees of federal or state governmental entities or of government-owned businesses. If you are in doubt as to whether providing or accepting business meals, entertainment, travel arrangements and/or accommodations is appropriate, you should bring the matter to the attention of your supervisor, manager, the Human Resources Department or the Legal Department. (c) Giving and accepting gifts Gifts given or accepted in connection with business activities or business relationships must always comply with applicable laws and regulations. Except as provided below, neither you nor your family members may accept or request a gift from anyone doing business or seeking to do business with Fulton, or from Fulton’s employees or directors if the gift is for the purpose of influencing or rewarding you in connection with any business transaction involving Fulton, or would reasonably create that appearance. Similarly, you may not offer or give a gift for the purpose of influencing business relations, or where it would be reasonable to conclude that a gift is given for that purpose. Some gifts are permitted, such as: • Gifts, awards, incentives, or bonuses provided by Fulton; • Advertising or promotional material of nominal value, such as pens, keychains, calendars, deal mementoes, and similar items; or discounts or rebates on merchandise or services that do not exceed those available to other customers; • Gifts of reasonable value that are related to a commonly recognized event or occasion, such as a promotion, wedding, or holiday, though care should be taken to avoid gifts that could reasonably be construed as attempts to improperly influence the recipient in connection with Fulton’s business activities; • Winning a prize in a lawful game of chance or receiving something of value during a business related event such as a golf outing (e.g., a prize for the best shot) is not prohibited if the item received is reasonable under the circumstances and is of reasonable value. Gifts that fall outside of the above guidelines may be approved on a case-by-case basis by Fulton’s Chief Legal Officer on the basis of the requestor’s full written disclosure of all relevant facts. However, gifts of cash or cash-equivalents, such as checks, money orders and gift cards for general use (i.e., bank gift cards or similar items) in any amount are expressly prohibited.

PART 3 98148.2 13 © 2023 Fulton Financial Corporation Additional restrictions or prohibitions may exist when gifts are provided to elected officials, or the employees of federal or state governmental entities or of gov- ernment-owned businesses. When in doubt as to whether giving or accepting a gift, promotional item or prize is appropriate, you should bring the matter to the attention of your supervisor, manager, the Human Resources Department or the Legal Department. (d) Contributing to political causes or candidates for political office You may make personal political contributions to candidates or to political action committees in compliance with federal, state, and local campaign contribution laws, provided that such contributions are not made to improperly influence a political official, candidate, or party. Because Fulton provides services to a number of government entities, Fulton and its employees are required by law to disclose certain political contributions. Peri- odically throughout the year you will receive a communication from Fulton inquir- ing whether you or your family members have made certain political contributions and requiring you to disclose such contributions to Fulton. For more information, please see FAQs: Political Contributions Reporting on the HUB. (e) Purchasing real or personal property from Fulton You or your immediate family members may not purchase, directly or indirectly any real or personal property that has been repossessed or foreclosed upon by Fulton or is being sold at Fulton’s direction as the servicer of a loan. It is your responsibility to conduct the necessary due diligence to make sure that you are not purchasing property that is subject to foreclosure or short sale, owned, marketed or managed or serviced by Fulton. You or your immediate family member also may not purchase, directly or indirectly, any real or personal property that is being sold by Fulton in its capacity as fiduciary of a fiduciary account. It is your responsibility to conduct the necessary due diligence to ensure that you are not purchasing property that is being sold by Fulton in its fiduciary capacity (i.e., executor, trustee, guardian, etc.). Q: I am a mortgage loan officer. I know that RESPA prohibits me from giving or receiving “things of value” in connection with business referrals. But our Code allows me to give or receive gifts from business associates of reasonable value as long as it is not cash. So, is it ok for me to give a $50.00 Olive Garden gift certificate to the receptionist at ABC Real Estate who has referred several customers to me? A: No, it is not. RESPA prohibits the giving or receiving of gifts of any value if the gift is given or received in whole or in part because of a business referral(s). So even a $50.00 gift certificate to a restaurant given as a thank you for referrals is prohibited by RESPA. Q: I am a Fulton employee. One of my favorite things to do on the weekends is to “shop” at auctions and estate sales. I know that, sometimes, estate sales and auctions are conducted for Fulton’s fiduciary customers. The sales are public and the price is set by competitive bidding, so I can buy items auctioned off at these sales, right? A: Wrong. Employees and directors are prohibited from purchasing property from fiduciary accounts. Even though an estate sale or auction is public and the prices are driven by competitive bidding, employ- ees and directors are not allowed to purchase items at these events. It is a conflict of interest for an employee or director to purchase items at these sales without a prior court order approving the purchase. Real Estate Settlement Procedures Act (RESPA) RESPA prohibits any person from giving or accepting anything of value in connection with a referral for any business incident to or part of a real estate settlement service involving a mortgage loan.

PART 4 98148.2 14 © 2023 Fulton Financial Corporation PART 4 WE DO WHAT IS RIGHT: We Respect All People in Our Workplace Our “workplace” is more than the department, the branch or the building in which we work. It is any place where we do our work – at customers’ places of businesses, at business events, on business trips, on our computers and in meetings and expressly includes our home or wherever we may be working remotely. There are many other people in our workplace with us. There are customers, vendors, temporary workers and visitors. Fulton’s commitment to a respectful workplace extends to all people in our workplace. (a) Creating a diverse and inclusive workplace Fulton is an Equal Employment Opportunity (EEO) and Affirmative Action Employer. We conduct all of our employment activities in com- pliance with all federal and state EEO and anti-discrimination laws. However, Fulton strives for more than compliance; Fulton strives for a diverse and inclusive workplace where the talents, cultural identities, backgrounds and experiences of all members of our workplace are valued and all members of our workplace are treated with dignity and respect. Please refer to Fulton’s Equal Employment Opportunity Policy and Fulton’s Diversity and Inclusion Policy for more information on these important topics. You are a member of Fulton’s workplace. You are expected to conduct yourself in accordance with these policies. (b) Communicating in a respectful manner We must all be aware of our communications with others in the workplace. Whether oral, electronic or on paper, our communications must not be malicious, obscene or threatening, disparaging of customers, vendors or suppliers, or unlawfully harassing. Examples of unacceptable communications include communications that contain sexual comments or images, discriminatory content, or any oth- er comments or images that could reasonably offend someone on the basis of race, color, religion, creed, sexual orientation, national origin, citizenship, gender, gender identity, age, disability, genetic information, marital status, covered veteran status, or any other legally protected status. Please refer to Fulton’s policy on Covered Communications (Blogging & Social Networking), Employee Social Media Guidelines and Fulton’s Sexual and Other Unlawful Harassment Policy. (c) Maintaining workplace safety Fulton strongly believes that all employees should be treated with dignity and respect and have a safe and secure work environment. Workplace violence or threats will not be tolerated. Please refer to Fulton’s Workplace Violence Policy. Maintaining workplace safety also means that we must all follow Fulton’s health and safety protocols. Refusal to or failure to follow health and safety protocols is a violation of our Code and may be a basis for disciplinary action. Continually fostering and growing a diverse and inclusive organization is necessary for Fulton’s success. Fulton believes that embracing the differences and similarities of all individuals in our organization spurs innovation, creativity and collaboration, and creates a thriving organization.

PART 5 98148.2 15 © 2023 Fulton Financial Corporation Q: I am a financial center manager. I have agreed to serve as campaign manager for a friend who is running for local office. My friend opened up a campaign fund account with Fulton. He identified me as an individual with signing authority on the account. Is this a problem? A: Yes. Having signing authority on the campaign fund account blurs the lines between your role as a Fulton financial center manager and your role as the campaign manager for your friend and may create the appearance that Fulton supports your friend’s political views. Separately, it also is a potential conflict of interest for you individually. In order to avoid any conflict of interest or any misperception regarding Fulton’s role in your friend’s campaign, your friend should either open a campaign fund at a different bank or remove you as an authorized signor on the account. PART 5 WE DO WHAT IS RIGHT: We Are Mindful of Our Outside Activities Fulton encourages all employees and directors to be involved in civic and community organizations. However, it is your responsibility to make certain that your outside activities do not materially interfere with or conflict with the interests of Fulton. (a) Refraining from outside employment that interferes with your work for Fulton Employees may be permitted to engage in appropriate employment outside of Fulton with prior written approval from the Chief Human Resources Officer. Once approved, Fulton may review or request additional information concerning the employment or activity, or may revoke a prior approval if circumstances change or a conflict arises. (b) Service on for-profit boards Except for Senior Executive Officers (defined below), employees may not serve on the boards of directors for entities that are “for-profit” businesses other than the boards of directors for Fulton entities unless prior approval from the Chief Human Resources Officer is obtained. Fulton may review or request additional information concerning the service on a for-profit board, or may revoke a prior approval if circumstances change or a conflict arises. Senior Executive Officers may not serve on boards of directors of non-Fulton “for- profit” entities without prior approval of the Nominating and Corporate Governance Committee5 which shall consider the time commitments, reputation risks and other relevant criteria in making an approval determination. “Senior Executive Officers” means the persons designated from time to time by the Board of Directors of Fulton Financial Corporation as officers for purposes of Section 16 of the Securities and Exchange Act of 1934. (c) Service on not-for-profit boards If you are or become a trustee, director or officer of a non-profit organization, you are expected to exercise independent judgment and to be guided by the best interests of the organization involved and not that of Fulton. If the organization is a customer of Fulton, you must be mindful to avoid any real, potential or perceived conflict of interest. This may require, for example, that you excuse yourself from any financial decisions involving both Fulton and the organization that you serve. You may reach out to Human Resources for guidance if you are unsure about a given situation. (d) Running for political office and political activities You are encouraged to participate in political activities on your own time at your own expense and in accordance with your individual political preference. However, it must be clear that you are participating as an individual and not as a representative of Fulton. In addition, you may not use any Fulton facilities, phones, email or supplies in political activities. If you desire to run for an elected political office or to accept a paid appointment to a federal, state, or local governmental office you must contact the Human Resources Department to discuss the steps necessary to avoid any real, potential or perceived conflict of interest. 5This restriction on service on other for-profit boards of directors does not apply to non-employee directors of Fulton or its affiliates. However, their service may be further limited by Fulton’s Corporate Governance Guidelines (see PART 5(e))

PART 5 98148.2 16 © 2023 Fulton Financial Corporation (e) Conducting outside activities (directors) Fulton Financial Corporation Directors must provide written prompt notice to the Corporate Secretary and the Nominating and Corporate Governance Committee Chair, of all changed or new business activities, related party relationships, or board directorships as they arise. (f) Participating in community, charitable and other civic activities Fulton supports and encourages your participation in community, professional and charitable organizations. However, your personal interests and activities unrelated to your position with Fulton should not: (i) involve any unreasonable use of the Fulton’s phones, email, supplies or facilities; (ii) adversely impact your job performance; (iii) create a real, potential or perceived conflict of interest with Fulton; or (iv) adversely affect Fulton’s reputation. Community, charitable and other civic activities unrelated to your position with Fulton should be conducted on your own time. You may request paid time off (PTO) or volunteer time off (VTO) to participate in activities that occur during your work day. (g) Managing personal finances properly Because of the nature of the banking industry, your personal financial situation, if improperly handled, could undermine your credibility and that of Fulton. In addition, a precarious financial position could be thought to inappropriately influence actions or judgments you make on behalf of Fulton. Therefore, you must avoid any circumstances that may lead to over-extensions of credit, salary attachments, drawing checks against insufficient funds, misuse of employee bank accounts, or other financially embarrassing personal situations. In addition, all transactions to your account(s) or any of your family members’ accounts are to be processed in the same manner as customers’ transactions are processed. You are not permitted to process transactions to your own account or any of your family members’ accounts with Fulton. This includes, but is not limited to, deposits, loan payments, closing accounts, re-titling accounts, administering other maintenance changes, or waiving fees. In addition, all transactions to you or your family member accounts are to be processed in the same manner as customer transactions are processed. If you are experiencing financial or other difficulty, counseling is available from the Employee Assistance Program. (h) Fiduciary relationships No employee may act in a fiduciary capacity under a will, trust, or other instrument for a customer of Fulton except for a customer who is a family member of the employee or with the prior written approval of the Chief Human Resources Officer or the Chief Legal Officer or when the employee is a Senior Executive Officer, with the prior written approval of Fulton Financial Corporation’s Board of Directors.

PART 6 98148.2 17 © 2023 Fulton Financial Corporation PART 6 WE DO WHAT IS RIGHT: We Administer and Enforce Our Code with Objectivity and Fairness and in Compliance with All Laws We all have a role in the administration of our Code. (a) Reporting actual or suspected Code violations Every employee and every director of Fulton has the responsibility to promptly report actual or suspected Code violations. You may report actual or suspected Code violations to any of the following: your supervisor; manager; the Human Resources Department; or Legal Department. You also may anonymously report actual or suspected violations of our Code through EthicsPoint, an anonymous and confidential reporting hotline. Information regarding how to file a report with EthicsPoint is available at www.ethicspoint.com or at (888) 203-2872. Fulton will investigate promptly any reported actual or suspected violation of our Code. If you believe that you may be in violation of our Code, you should promptly discuss any anticipated problem and related circumstances with, and receive guidance from, your supervisor, manager, the Human Resources Department or Legal Department. Supervisors and managers of Fulton are responsible to promptly escalate any report of any actual or suspected Code violation brought to their attention to the appropriate level for investigation and resolution. Supervisors and managers may escalate reports of actual or suspected Code violations to the Human Resources Department or the Legal Department. Any employee or director who knowingly fails to report an actual or suspected Code violation will be deemed to have violated our Code and will be subject to appropriate discipline. (b) Ensuring against retaliation Fulton does not and will not tolerate retaliation against any employee or director or other individual who in good faith reports an actual or suspected violation of our Code or any law, regulation or policy. If you believe that you have been or may have been retaliated against for reporting a concern, you should immediately report the suspected retaliation by contacting your supervisor, manager, the Human Resources Department, Legal Department or by filing a report through EthicsPoint. (c) Cooperating in investigations of actual or suspected Code violations Actual or suspected Code violations or other matters including without limitation fraud may be investigated by the Human Resources Department, the Fraud Risk Management Department, the Legal Department or outside legal counsel or any combination thereof. You are required to cooperate fully with any such investigation. Such cooperation includes being forthright, honest and forthcoming with any information that may be helpful or relevant to the investigation. Any employee or director who fails to fully cooperate with any such investigation will be deemed to have violated our Code and will be subject to appropriate discipline. YOU ARE RESPONSIBLE TO REPORT ACTUAL OR SUSPECTED CODE VIOLATIONS. If you are not sure whether to report an action or activity, ask yourself the following questions:  Is the action or activity a violation of Fulton Policy, established procedures, regulations or laws?  Is the action or activity contrary to Fulton’s Purpose, Values or Guiding Behaviors?  Could the action or activity harm Fulton’s reputation if publicized in the media or social media?  Do you feel that the action or activity is just not the right thing to do?  Would getting some guidance on whether to report the action or activity be a good idea? If the answer to any of these questions is yes, the action or activity could potentially be a violation of our Code and should be reported.

PART 6 98148.2 18 © 2023 Fulton Financial Corporation (d) Resolving actual or suspected Code violations after careful review of the facts and necessary consultation After appropriate investigation, reports of actual or suspected Code violations and waiver requests by any employee other than a director or a Senior Executive Officer shall be reviewed, resolved and a final determination made by the Chief Human Resources Officer or his or her designee in conjunction with the Chief Legal Officer or his or her designee as necessary. After appropriate investigation, reports of actual or suspected Code violations and waiver requests by a director or a Senior Executive Officer shall be reviewed, resolved and a final determination made by the independent directors of the Board of Directors of Fulton Finan- cial Corporation in consultation with the Chief Legal Officer and the Chief Human Resources Officer and/or, if appropriate, outside legal counsel. Related actions taken by the the Senior Executive Officers shall be reported at the next regularly scheduled Fulton Financial Corporation board of directors meeting. Any employee or director who is determined to have violated our Code is subject to a reprimand or further discipline up to and including immediate termination of employment or directorship with Fulton. (e) Continually assessing our adherence to our Code standards The Chief Human Resources Officer shall report on a quarterly basis the number and substance of reported actual or suspected Code violations to the Human Resources Committee, the Nominating and Corporate Governance Committee or Fulton’s Board of Directors, as appropriate. All employees and directors are periodically required to complete Code Training and to complete a Certification of Good Faith Compliance with our Code. (f) Properly disclosing the existence of our Code and any amendments and waivers as required by law 1. Annual disclosure of our Code Fulton’s Annual Report on Form 10-K will disclose the existence of our Code, and Fulton will post a copy of our Code on our web site. This disclosure will also indicate that copies of our Code will be provided free of charge to anyone who requests a copy. A copy of our Code may be obtained by writing to Fulton’s Corporate Secretary at the address provided on the website. 2. Amending our Code Substantive amendments of the provisions of our Code will be promptly reported by the filing of a Form 8-K or posting on Fulton’s Investor Relations page at www.fult.com in accordance with SEC regulations. 3. Waivers of our Code for certain executive officers and directors of Fulton Any waiver or departure from Code compliance by certain executive officers or directors of the holding company will be promptly reported by filing a Form 8-K or posting on Fulton’s Investor Relations page at www.fult.com in accordance with applicable SEC and NASDAQ rules and regulations. A waiver of any Code provision can be either an actual waiver by Fulton or an implicit waiver, which occurs if Fulton fails to take action within a reasonable period of time regarding a material departure from the provisions of our Code that is made known to Fulton’s Chief Audit Executive, Chief Legal Officer or one of the executive officers.